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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|

                                  ----------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

One Wall Street, New York, N.Y.                        10286
(Address of principal executive offices)               (Zip code)

                                  ----------

                            Key Energy Services, Inc.
               (Exact name of obligor as specified in its charter)

Maryland                                                 04-2648081
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)

                         Table of additional Registrants
                         -------------------------------

Yale E. Key, Inc.                                    Texas                 75-1074929
Key Energy Drilling, Inc.                            Delaware              22-3363468
WellTech Eastern, Inc.                               Delaware              38-3283245
Odessa Exploration Incorporated                      Delaware              06-1377021
Kalkaska Oilfield Services, Inc.                     Michigan              38-3083604
Well-Co Oil Service, Inc.                            Nevada                75-2513771
Patrick Well Service, Inc.                           Kansas                48-0799851
Mosley Well Service, Inc.                            Louisiana             72-0741713
Ram Oil Well Service, Inc.                           New Mexico            85-0288625
Rowland Trucking Co., Inc.                           New Mexico            85-0406689
Landmark Fishing & Rental, Inc.                      Oklahoma              73-1251811


Dunbar Well Service, Inc.                            Colorado              83-0222628
Frontier Well Service, Inc.                          Wyoming               84-0532131
Key Rocky Mountain, Inc.                             Delaware              22-3530272
Key Four Corners, Inc.                               Delaware              22-3530274
Jeter Service Co.                                    Oklahoma              73-1143249
Jeter Well Service, Inc.                             Oklahoma              73-1290848
Jeter Transportation, Inc.                           Oklahoma              73-1387484
Industrial Oilfield Supply, Inc.                     Oklahoma              73-1387482
Brooks Well Servicing, Inc.                          Delaware              75-2739749
Updike Brothers, Inc.                                Wyoming               83-0176350
J.W. Gibson Well Service Company                     Delaware              74-2035372
Key Energy Services - South Texas, Inc.              Delaware              22-3594553
Key Energy Services - California, Inc.               Delaware              22-3617958
Watson Oilfield Service & Supply, Inc.               Delaware              22-3582713
WellTech Mid-Continent, Inc.                         Delaware              73-1532154
Dawson Production Management, Inc.                   Delaware              76-0525388
Dawson Production Taylor, Inc.                       Delaware              52-2045563
Dawson Production Acquisition Corp.                  Delaware              52-2022906
Dawson Production Partners, L.P.                     Delaware              76-0525389


Two Tower Center, 20th Floor
East Brunswick, New Jersey                                                 08816
(Address of principal executive offices)                                   (Zip code)

                             ----------------------

                                 Debt Securities
                       (Title of the indenture securities)

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                                     -2-

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1.      GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

--------------------------------------------------------------------------------------------------
                  Name                                               Address
--------------------------------------------------------------------------------------------------
        Superintendent of Banks of the State of           2 Rector Street, New York,
        New York                                          N.Y. 10006, and Albany, N.Y. 12203

        Federal Reserve Bank of New York                  33 Liberty Plaza, New York, N.Y. 10045

        Federal Deposit Insurance Corporation             Washington, D.C. 20429

        New York Clearing House Association               New York, New York 10005

        (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

2.      AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.

16.     LIST OF EXHIBITS.

        EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement
               No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of May, 1999.

                                       THE BANK OF NEW YORK

                                       By: /s/ ILIANA A. ARCIPRETE
                                          -----------------------------------
                                          Name:  ILIANA A. ARCIPRETE
                                          Title: ASSISTANT TREASURER



                                     -4-
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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286

                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                           Dollar Amounts
                                                                           in Thousands
ASSETS
   Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin......................  $ 4,508,742
   Interest-bearing balances...............................................    4,425,071
Securities:
   Held-to-maturity securities.............................................      836,304
   Available-for-sale securities...........................................    4,047,851
Federal funds sold and Securities purchased under
   agreements to resell....................................................    1,743,269
Loans and lease financing receivables:
   Loans and leases, net of unearned income................................   39,349,679
   LESS: Allowance for loan and lease losses...............................      603,025
   LESS: Allocated transfer risk reserve...................................       15,906
   Loans and leases, net of unearned income,
     allowance, and reserve................................................   38,730,748
Trading Assets.............................................................    1,571,372
Premises and fixed assets (including capitalized leases)...................      685,674
Other real estate owned....................................................       10,331
Investments in unconsolidated subsidiaries and associated companies........      182,449
Customers' liability to this bank on acceptances outstanding...............    1,184,822
Intangible assets..........................................................    1,129,636
Other assets...............................................................    2,632,309
                                                                             -----------
Total assets...............................................................  $61,688,578
                                                                             ===========
LIABILITIES
Deposits:
   In domestic offices.....................................................  $25,731,036
   Noninterest-bearing.....................................................   10,252,589
   Interest-bearing........................................................   15,478,447
   In foreign offices, Edge and Agreement subsidiaries, and IBFs...........   18,756,302
   Noninterest-bearing.....................................................      111,386
   Interest-bearing........................................................   18,644,916
Federal funds purchased and Securities sold under
   agreements to repurchase................................................    3,276,362
Demand notes issued to the U.S.Treasury....................................      230,671
Trading liabilities........................................................    1,554,493
Other borrowed money:
   With remaining maturity of one year or less.............................    1,154,502
   With remaining maturity of more than one year
     through three years...................................................          465
   With remaining maturity of more than three years........................       31,080
Bank's liability on acceptances executed and outstanding...................    1,185,364
Subordinated notes and debentures..........................................    1,308,000
Other liabilities..........................................................    2,743,590
                                                                             -----------
Total liabilities..........................................................   55,971,865
                                                                             -----------
EQUITY CAPITAL
Common stock...............................................................    1,135,284
Surplus....................................................................      764,443
Undivided profits and capital reserves.....................................    3,807,697
Net unrealized holding gains (losses) on
   available-for-sale securities...........................................       44,106
Cumulative foreign currency translation adjustments........................      (34,817)
                                                                             -----------

Total equity capital.......................................................    5,716,713
                                                                             -----------
Total liabilities and equity capital.......................................  $61,688,578
                                                                             ===========

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                            Thomas J. Mastro


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Reyni     )
     Alan R. Griffith    )  Directors
     Gerald L. Hassell   )